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                                                                    Exhibit 21.1
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                                  ResMed Inc
                        Subsidiaries of the Registrant


ResMed Holdings Limited (incorporated under the laws of New South Wales, Australia)

ResMed Limited (incorporated under the laws of New South Wales, Australia)*

ResMed Asia Pacific Limited (incorporated under the laws of New South Wales, Australia)*

ResMed Corporation (a Minnesota corporation)

ResMed (UK) Limited (a United Kingdom corporation)*

ResMed International Inc (a Delaware corporation)

ResMed Priess GmbH and Co Kg (a German corporation)**

ResMed SA (a French corporation)**

ResMed Priess GmbH (a German corporation)

ResMed Singapore Pte Ltd (a Singaporean corporation)**

ResMed (Malaysia) Sdn Bhd (a Malaysian Corporation)**

ResMed New Zealand Limited (a New Zealand Corporation)**

ResMed R&D Limited (incorporated under the laws of New South Wales, Australia)*

ResMed Sweden AB (a Swedish corporation)**

ResMed KK (a Japanese corporation)**

ResMed Beteiligungs GmbH (a German corporation)

MAP Medizin-Technologie GmbH (a German corporation)***

MAP Medizintechnik fur Arzt und Patient GmbH & Co Kg (a German corporation)****

MAP Medizintechnik fur Arzt und Patient GmbH (a Swiss corporation)****

MAP Hirsch Medizintechnik fur Arzt und Patient GmbH (an Austrian corporation)****

MAP Techniques Avancees pour Medecins et Patients SA (a French corporation)****

Blue Medic SA (a French corporation)****

MAP Medische Techniek voor Arts en Patient BV (a Dutch corporation)****

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*A subsidiary of ResMed Holdings Limited
** A subsidiary of ResMed International Inc
*** A subsidiary of ResMed Beteiligungs GmbH
**** A subsidiary of MAP Medizin-Technologie GmbH